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                                                                    EXHIBIT 21.1

                                GLOBAL DIAMOND
                                 SUBSIDIARIES

     The following is a list of all the subsidiaries of the Company, as of December 31, 1996, which are included in the Company's Notes to Consolidated Financial Statements.

                                     100%
                        GLOBAL DIAMOND RESOURCES, INC.
                        A BRITISH COLUMBIA CORPORATION


                                     100%
                  GLOBAL DIAMOND RESOURCES (SA) (PTY) LIMITED
                          A SOUTH AFRICAN CORPORATION